Exhibit 10.43

May 4, 2012

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, NJ 07073

Re:	Second Amended and Restated Credit Agreement, dated as of August 8, 2011 (the “Credit Agreement”) among Kid Brands, Inc., a New Jersey corporation (the “Parent”), Kids Line, LLC, a Delaware limited liability company (“Kids Line”), Sassy, Inc., an Illinois corporation (“Sassy”), I & J Holdco, Inc., a Delaware corporation (“I & J”), LaJobi, Inc., a Delaware corporation (“LaJobi”) and CoCaLo, Inc., a California corporation (“CoCaLo” and collectively with the Parent, Kids Line, Sassy, I & J, LaJobi, CoCaLo and such other designated subsidiary borrowers from time to time, the “Borrowers” and each a “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

Notwithstanding anything to the contrary contained in the Credit Agreement, the Required Lenders and the Loan Parties hereby agree that (i) severance expense not to exceed $1,000,000 in the aggregate during the term of the Credit Agreement may be treated as “non-recurring . . . losses” for purposes of determining Consolidated Net Income and (ii) severance expense in excess of $1,000,000 in the aggregate during the term of the Credit Agreement may not be treated as “non-recurring . . . losses” for purposes of determining Consolidated Net Income. To the extent that severance expense exceeds the above-described $1,000,000 limitation (“Excess Severance”), the Required Lenders and the Loan Parties agree that (i) to the extent deducted from Consolidated Net Income, the accrual of such Excess Severance expense may be added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA during the period when accrued and (ii) the amount of any Excess Severance payments (regardless of when accrued) will be deducted from Consolidated EBITDA during the period when paid. All such severance adjustments will be reflected in detail in the applicable Compliance Certificates.

The Borrower agrees that it shall retain a financial consultant (the “Borrower Consultant”) that is satisfactory to the Administrative Agent and Required Lenders, pursuant to an engagement letter in form and substance reasonably satisfactory to the Agent, within forty-five days following the date of this letter. The scope of the services to be provided by the Borrower Consultant shall be reasonably acceptable to the Administrative Agent and the Required Lenders and will include: (a) a review of economic and legal ramifications of the issues surrounding the Import duty and Lawrence Bivona earn-out consideration, (b) a review of, and delivery of an opinion regarding, the Borrower’s financial forecasts, and (c) such other matters as may be mutually agreed by the Borrower and the Administrative Agent or the Required Lenders. The Borrower shall cause the Borrower Consultant to provide the Administrative Agent and the Lenders (x) from time to time, periodic reports with respect to its review to date and (y) on or before July 31, 2012, a written report with respect to its review. Any fees and expenses incurred by the Borrower and paid or related to the Borrower Consultant may be treated as “non-recurring . . . losses” for purposes of determining Consolidated Net Income.

Notwithstanding anything to the contrary contained in the Credit Agreement, the Required Lenders and the Loan Parties hereby agree that prior to January 1, 2013, the Loan Parties agree that they shall not request any Credit Extension, and the Lenders and L/C Issuer shall have no obligation to honor any Request for Credit Extension, if such Credit Extensions would cause the Total Revolving Outstandings to exceed $70 million without the prior written consent of the Required Lenders. For avoidance of doubt, the foregoing limitation shall not constitute a reduction of any Revolving Commitment.

This letter is a Loan Document and it shall be enforceable as such. Except as modified hereby, all of the terms and provisions of the other Loan Documents shall remain in full force and effect.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

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This letter may be executed in any number of counterparts (including facsimile or .pdf counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract.

Sincerely, BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Phillip Raby
Title:	Senior Vice President

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

BORROWER:	KID BRANDS, INC., a New Jersey corporation

	By:	/s/ Marc S. Goldfarb
	Name:	Marc S. Goldfarb
	Title:	SVP and General Counsel

KIDS LINE, LLC, a Delaware limited liability company

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	SVP and General Counsel

SASSY, INC., an Illinois corporation

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	SVP and General Counsel

I & J HOLDCO, INC., a Delaware corporation

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	SVP and General Counsel

LAJOBI, INC., a Delaware corporation

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	SVP and General Counsel

COCALO, INC., a California corporation

By:	/s/ Marc S. Goldfarb
Name:	Marc S. Goldfarb
Title:	SVP and General Counsel

Acknowledged and agreed:

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Phillip Raby
	Name:	Phillip M. Raby
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Susan M Graham
Name:	Susan M. Graham
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Janette A. Griffin
Name:	Janette A. Griffin
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:
Name:
Title:

HSBC BANK USA, N.A., as a Lender

By:
Name:
Title:

SOVEREIGN BANK, as a Lender

By:
Name:
Title: